SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report: March 31, 2010

CORINTHIAN COLLEGES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-25283	33-0717312
(State or other jurisdiction of Incorporation or organization)	Commission file number	(I.R.S. Employer Identification No.)

6 Hutton Centre Drive, Suite 400, Santa Ana, California	92707
(Address of principal executive offices)	(Zip Code)

(714) 427-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 31, 2010, Corinthian Colleges, Inc. (the “Company”) and its wholly-owned subsidiary, Heald Real Estate, LLC (“Heald Real Estate”), entered into an Amended and Restated Credit Agreement (the “Amended Heald Credit Agreement”) with Bank of America, N.A. (“BofA”) as administrative agent for the lenders, and each lender from time to time party thereto. The Amended Heald Credit Agreement superseded Heald Real Estate’s previously-disclosed term loan credit facility with BofA dated as of March 24, 2009 (the “Original Heald Facility”) that was secured by real estate of Heald Real Estate and guarantied by Heald Capital, LLC and Heald Education, LLC (both of which are wholly-owned subsidiaries of the Company, the “Heald Guarantors”), and the Company.

Pursuant to the terms of the Amended Heald Credit Agreement, the parties amended and restated the covenants and default provisions under the Original Heald Facility to substantially parallel those provisions in the Company’s Third Amended and Restated Credit Facility. All other material provisions of the Original Heald Facility remained substantially unchanged.

As previously-disclosed, as a condition precedent to the effectiveness of the Amended Heald Credit Agreement, Bank of the West agreed to assume approximately $8 million, and Heald Real Estate prepaid approximately $7 million, of the loans outstanding under the Original Heald Facility. The total outstanding principal and interest under the Amended Heald Credit Agreement as of March 31, 2010 was approximately $16 million. As previously disclosed, the outstanding term loans under the Amended Heald Credit Agreement bear interest, at Heald Real Estate’s option, either (a) at the Base Rate (as defined in the Amended Heald Credit Agreement) or (b) at the Eurodollar Rate (as defined in the Amended Heald Credit Agreement) for the applicable interest period plus 3.00% per annum. The minimum interest rate is 4.00% per annum. The Amended Heald Credit Agreement matures on March 24, 2012. The Amended Heald Credit Agreement has a related fixed interest rate swap agreement with Bank of America that is guarantied by the Heald Guarantors and secured by the same collateral that secures the Amended Heald Credit Agreement.

The description of the Amended Heald Credit Agreement contained in this report is qualified in its entirety by reference to the full text of such agreement filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The exhibit to this Current Report is listed in the Exhibit Index set forth elsewhere herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CORINTHIAN COLLEGES, INC.

April 6, 2010	/s/ STAN A. MORTENSEN
Stan A. Mortensen
Executive Vice President and
General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Credit Agreement, dated as of March 31, 2010, by and among Heald Real Estate, LLC, as the borrower, Corinthian Colleges, Inc., as the parent, and each other Guarantor party thereto, each lender from time to time party thereto and Bank of America, N.A., as administrative agent for the lenders